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Type:    EX-11             Net Income (Loss) Per Share

ELECTRONICS BOUTIQUE HOLDINGS CORP. AND SUBSIDIARIES
NET INCOME PER SHARE AND PRO FORMA NET INCOME (LOSS) PER SHARE     EXHIBIT 11.1

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                                                      Thirteen Weeks Ended        Twenty-six Weeks Ended
                                                      --------------------        ----------------------
                                                        July 31,     August 1,     July 31,     August 1,
                                                          1999         1998          1999          1998

Net income                                            $   549,384                $ 3,421,953
                                                      -----------                -----------
                                                      -----------                -----------

Weighted average shares outstanding - basic            20,169,215                 20,169,208

Dilutive effect of stock options                          186,380                    164,918
                                                      -----------                -----------


Weighted average shares outstanding - diluted          20,355,595                 20,334,126
                                                      -----------                -----------
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Net income per share - basic                          $      0.03                $      0.17
                                                      -----------                -----------
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Net income per share - diluted                        $      0.03                $      0.17
                                                      -----------                -----------
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Pro forma net income (loss)                                        $  (366,420)                $ 1,424,433
                                                                   -----------                 -----------
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Pro forma shares outstanding - beginning of period                  15,794,200                  15,794,200

Weighted average shares attributable to initial
  public offering                                                      192,308                      96,154
                                                                   -----------                 -----------

Pro forma weighted average shares outstanding -
  basic and diluted                                                 15,986,508                  15,890,354
                                                                   -----------                 -----------
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Pro forma net income (loss) per share - basic and                  $     (0.02)                $      0.09
  diluted                                                          -----------                 -----------
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